Exhibit 21

Subsidiaries of the Registrant as of March 31, 2024

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.
Subsidiaries	State or country of incorporation or organization	% of voting securities	Owned by

MDA US LLC	Delaware	100%	Registrant
Modine, Inc.	Delaware	100%	Registrant
Modine ECD, Inc.	Pennsylvania	100%	Registrant
Modine Jackson, Inc.	Delaware	100%	Registrant
Modine Thermal Systems Korea, LLC	Korea	100%	Registrant
Modine Manufacturing Company Foundation, Inc.	Wisconsin	100%	Registrant
Modine Thermal Systems (Changzhou) Company Ltd.	China	100%	Registrant
Modine Thermal Systems (Shanghai) Company Ltd.	China	100%	Registrant
Modine Manufacturing (Canada) Ltd.	Canada	100%	Registrant
Scott Springfield Mfg. Inc.	Canada	100%	Modine Manufacturing (Canada) Ltd.
Modine Thermal Systems Private Limited	India	99%	Registrant (1)
Luvata India Private Ltd.	India	100%	Modine Thermal Systems Private Limited
Modine UK Dollar Limited	UK	100%	Registrant
Airedale International Air Conditioning Limited	UK	100%	Modine UK Dollar Limited
Modine LLC	Delaware	100%	Modine, Inc.
Modine do Brasil Sistemas Termicos Ltda.	Brazil	100%	Modine, Inc.
Modine Transferencia de Calor, S.A. de C.V.	Mexico	99.6%	Modine, Inc. (2)
Modine CIS Holding Inc.	Delaware	100%	Registrant
Modine Astro LLC	Delaware	100%	Modine CIS Holding Inc.
Modine Grenada LLC	Delaware	100%	Modine CIS Holding Inc.
Modine Louisville Inc.	Kentucky	100%	Modine CIS Holding Inc.
Modine Jacksonville Inc.	Kentucky	100%	Modine Louisville Inc.
Modine Juarez, S. de R.L. de C.V.	Mexico	99.97%	Modine Grenada LLC (3)
Modine Ramos, S. de R.L. de C.V.	Mexico	99.97%	Modine Jacksonville Inc. (4)
Modine Acquisition, Inc.	Wisconsin	100%	Registrant
Modine Enterprises Inc.	Delaware	99.999%	Modine Acquisition, Inc. (2)
Modine Accord Inc.	Delaware	90%	Modine Enterprises Inc. (2)
Modine Europe GmbH	Germany	100%	Modine Accord Inc.
Modine Thermal Systems Europe GmbH	Germany	100%	Modine Accord Inc.
Modine Grundstucksverwaltungs GmbH	Germany	100%	Modine Europe GmbH
MDA Hungary Automotive Limited Liability Company	Hungary	100%	Modine Europe GmbH
Modine Pontevico S.r.l.	Italy	100%	MDA Hungary Automotive Limited Liability Company
Modine Uden B.V.	Netherlands	100%	MDA Hungary Automotive Limited Liability Company
Modine Hungaria Gep. Kft.	Hungary	100%	Modine Thermal Systems Europe GmbH
Modine Thermal Systems Italy S.r.l.	Italy	100%	Modine Hungaria Gep. Kft.
Modine CIS Italy Srl	Italy	100%	Modine Thermal Systems Italy S.r.l.
Modine CIS Guadalajara SAU	Spain	100%	Modine CIS Italy Srl
Modine Söderköping AB	Sweden	100%	Modine CIS Italy Srl
Modine Far East Srl	Italy	100%	Modine CIS Italy Srl
Modine Thermal Systems (Wuxi) Co., Ltd.	China	100%	Modine Far East Srl
Modine SRB d.o.o. Sremska	Serbia	100%	Modine Hungaria Gep. Kft.

(1) Balance of voting securities held by Modine, Inc.
(2) Balance of voting securities held by the Registrant
(3) Balance of voting securities held by Modine CIS Holding Inc.
(4) Balance of voting securities held by Modine Louisville Inc.